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                                                            Exhibit 5.3


         (Schmiedeskamp, Robertson, Neu & Mitchell letterhead)





                             August 3, 1999



Board of Directors
Gardner Denver, Inc.
1800 Gardner Expressway
Quincy, Illinois 62301

        Re:  Registration Statement on Form S-8
             Long-Term Incentive Plan, as amended

Gentlemen:

        We have served as counsel to Gardner Denver, Inc. (the "Company") in connection with the various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 500,000 shares (the "Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), reserved for issuance in accordance with the Company's Long-Term Incentive Plan, as amended (the "Plan").

        We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation and Bylaws, certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.


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Board of Directors
Page 2
August 3, 1999



        Based upon the foregoing, the undersigned is of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

        2. The Shares being offered by the Company, if issued in accordance with the Plan, will be validly issued and outstanding and will be fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plan.

                          Sincerely,

                          Schmiedeskamp, Robertson, Neu & Mitchell


                          By:      /s/Harold B. Oakley
                             -------------------------------------
                                      Harold B. Oakley